Exhibit 99.1

For further information:
Media Contact:
Amy Yuhn
312-564-1378
ayuhn@theprivatebank.com

Investor Relations Contact:
Beth Coronelli
312-564-6052
bcoronelli@theprivatebank.com

For Immediate Release

PrivateBancorp, Inc. to Present at the J.P. Morgan SMid Cap Conference

CHICAGO, November 22, 2010 – PrivateBancorp, Inc. (NASDAQ: PVTB) today announced it will present at the J.P. Morgan SMid Cap Conference in New York on Thursday, December 2, 2010, at 9:30 a.m. Eastern Time.

A live webcast of the presentation will be available at the following address: http://cc.talkpoint.com/jpmc001/120210a_mg/?entity=20_CWKYYFC.  Investors may also access the webcast of the presentation at the Company’s website at www.theprivatebank.com during the conference and for 30 days following the conference.

About PrivateBancorp, Inc.

PrivateBancorp, Inc., through its subsidiaries, delivers customized business and personal financial services to middle-market companies, as well as business owners, executives, entrepreneurs and families in all of the markets and communities we serve. As of September 30, 2010, the Company had 34 offices in 10 states and $12.6 billion in assets. Our website is www.theprivatebank.com.

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